Exhibit 13.1

CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Annual Report on Form 20-F (the “Report”) for the period ended December 31, 2019 of Banco Latinoamericano de Comercio Exterior, S.A. (the “Company”).

I, Jorge Salas, the Chief Executive Officer of the Company, certify that:

(i)	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2020

By:	/s/ Jorge Salas
Chief Executive Officer